April 26, 2000


Securities and Exchange Commission
Operations Center
6432 General Green Way
Alexandria, VA  22312-2413

Gentlemen:

We are transmitting herewith Southern Indiana
Gas and Electric Co.'s revised Current Report on Form 8-K.

Very truly yours,



/s/ James A. Hummel, II
James A. Hummel, II



             SECURITIES AND EXCHANGE COMMISSION
                   Washington, DC   20549


                          FORM 8-K

                       CURRENT REPORT

                  Pursuant to Section 13 of
                   15(d) of the Securities
                    Exchange Act of 1934

      Date of Report (Date of earliest event reported)
                       April 26, 2000

          SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

    Indiana                  1-3553                35-0672570
(State of incorporation) (Commission File Number) (I.R.S. Employer
                                                   Identification
                                                   No.)

     20 N.W. Fourth Street
      Evansville, Indiana                         47741
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code (812) 465-5300

                             N/A
   (Former name or address, if changed since last report.)


Item 5.  Other Events

On April 26, 2000, Vectren Corporation, the parent of Southern Indiana Gas and Electric Company (SIGECO) and other subsidiaries, released summary financial information to the investment community regarding its consolidated results of operations, financial position and cash flows for the three-and twelve month periods ended March 31, 2000. This information is summary in nature, does not include footnote disclosures and should not be considered complete financial statements. The consolidated information for Vectren Corporation and its subsidiaries is not necessarily indicative of the performance of SIGECO on a stand-alone basis.

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Vectren
Corporation, is hereby filing cautionary statements identifying important factors that could cause actual results of Vectren Corporation and its subsidiaries, including, Indiana Gas Company, Inc. and Southern Indiana
Gas and Electric Company, to differ materially from those projected in forward-looking statements of Vectren
Corporation and its subsidiaries made by, or on behalf of, Vectren Corporation and its subsidiaries.

Item 7.  Exhibits

99-1 Press Release - First Quarter 2000

99-2 Financial Analyst Report - First Quarter 2000

99-3 Cautionary Statement for Purposes of the "Safe Harbor"
     Provisions of the Private Securities Litigation Reform
     Act of 1995

                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

April 26, 2000


                                  By:  /s/ M. Susan Hardwick
                                           M. Susan Hardwick
                               Vice President and Controller